Exhibit 99.1

Metalico, Inc.

FOR IMMEDIATE RELEASE

METALICO SECURES PRIVATE PLACEMENT

CRANFORD, NJ, March 28, 2008 – Metalico, Inc. (AMEX:MEA), a rapidly growing scrap metal recycler and lead fabricator, today announced it has entered into a definitive purchase agreement with institutional investors to raise $28,500,000 million of gross proceeds in a private placement of its common stock.

In connection with the private placement, Metalico will issue an aggregate of approximately 2,925,000 shares of common stock at a price per share of $9.75. Investors will also receive a total of 1,170,000 warrants for shares of the company’s stock at an exercise price of $12.65 per share with a term of six years.

The Company intends to use the net proceeds from the offering to reduce debt, to fund potential acquisitions, and for general corporate purposes.

The Company plans to close the private placement promptly, subject to customary closing conditions. The closing and funding of the private placement is not subject to the consummation of any contemplated acquisition or any other financing.

Metalico has also closed on a $15,000,000 increase in its revolving credit facility. The facility, provided by a syndicate led by Wells Fargo Foothill, Inc. and including J.P. Morgan Chase and Wachovia Bank, now provides for aggregate revolving and term availability of up to $100,000,000 and matures in May 2012.

“The proceeds from this equity offering will help position us to take advantage of opportunities in the marketplace and fuel our continued growth,” said Carlos E. Agüero, Metalico’s President and Chief Executive Officer.

The shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Metalico has agreed to file a registration statement with the United States Securities and Exchange Commission covering the shares sold in the offering no later than forty-five days after the closing, and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter. Following this transaction, Metalico will have approximately 35.4 million shares of common stock outstanding.

Canaccord Adams, Inc., acted as placement agent in connection with the placement.

This press release will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Metalico, Inc. is a rapidly growing holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. With its recent acquisitions, the Company operates fourteen recycling facilities in New York, Pennsylvania, Ohio, New Jersey, Texas, and Mississippi and five lead fabrication plants in Alabama, Illinois, Nevada, and California. Metalico’s common stock is traded on the American Stock Exchange under the symbol MEA.

Forward-looking Statements

This news release also contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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